Exhibit 99.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is made as of July 20, 2012, by and between Michael F. Consedine, Insurance Commissioner of the Commonwealth of Pennsylvania, in his official capacity as Rehabilitator of Penn Treaty Network America Insurance Company (the “Rehabilitator” of “PTNA”), and Penn Treaty American Corporation (“PTAC”) (collectively, the “Parties”).

WHEREAS, on May 10, 2010, the Rehabilitator commenced this action by Complaint filed in the Commonwealth Court of Pennsylvania (the “Court”) and subsequently filed an Amended Complaint in this action previously entitled Michael F. Consedine, Insurance Commissioner of the Commonwealth of Pennsylvania, in his official capacity as Rehabilitator of Penn Treaty Network American Insurance Company, Plaintiff v. Penn Treaty American Corporation, Defendant, and docketed at 451 MD 2010, and now entitled Michael F. Consedine, Insurance Commissioner of the Commonwealth of Pennsylvania, in his official capacity as Rehabilitator of Penn Treaty Network American Insurance Company, Plaintiff v. Penn Treaty American Corporation, Defendant (Ancillary to In Re: Penn Treaty Network America Insurance Company in Rehabilitation, No. 1 PEN 2009), and docketed at No. 1 PEN 2010 (the “Action”).

WHEREAS, in the Action, the Rehabilitator has asserted claims on behalf of PTNA against PTAC relating to disputes concerning the allocation of a federal income tax refund in the amount of $1,505,813 (the “Tax Refund”) and certain paid-time-off liabilities relating to PTNA’s employees (collectively, the “Tax and PTO Claims”); and

WHEREAS, PTAC denies any liability to PTNA and any other person or entity in connection with the Tax and PTO Claims alleged in the Action; and

WHEREAS, the Rehabilitator, PTNA, and PTAC desire to avoid the substantial expense, burden, and distraction of further litigating the Action and desire to put to rest all further controversy with respect to the substance of the Action, the Tax and PTO Claims, and any other claims which could have been asserted in the Action, on the terms and conditions hereinafter set forth; and

WHEREAS; the Rehabilitator has not filed any other complaints, claims, lawsuits, or actions against PTAC or any third party relating to the transactions or occurrences asserted in the Action, in any court, agency, or other tribunal, or demanded or commenced any arbitration or mediation;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the Rehabilitator on behalf of PTNA, and PTAC, intending to be legally bound, agree as follows:

1.             Contingent upon the execution of this Agreement by the Parties, approval of PTAC’s Board of Directors, and the remittance by Monday, July 16, 2012 by the Rehabilitator, through PTNA and PTNA’s subsidiary, American Network Insurance Company (“ANIC”), of payment pursuant to and in full satisfaction of the Court’s July 6, 2012 Order to the trust account of Ballard Spahr LLP pursuant to the following wire transfer instructions:

Bank:
Address:

ABA #:

Account Number:
Account Name:
Instructions:	Please include the following in the wire transfer description:

PTAC shall within one (1) business day of the execution of this Agreement by the Parties, pay the settlement amount of One Million Two Hundred Thousand Dollars ($1,200,000) to PTNA as directed by the Rehabilitator pursuant to the following wire instructions:

Bank:
Address:

ABA #:

Account Number:
Account Name:

2.             Said payment shall be the only payment that PTNA and the Rehabilitator shall be entitled to receive from PTAC in connection with the Action and this Agreement.  The Rehabilitator warrants that upon receipt of said payment, the settlement shall be deemed to be consummated and the Rehabilitator will submit to the Court all legal papers necessary to dismiss the Action with prejudice, each Party bearing its own litigation costs and expenses.

3.             The Rehabilitator on behalf of the Pennsylvania Insurance Department, PTNA, PTNA’s subsidiaries, and any estates or successor entities of PTNA and PTNA’s subsidiaries (collectively, “Releasors” for purposes of this Agreement), hereby forever remise, release, discharge, quitclaim and covenant not to sue PTAC and its shareholders, subsidiaries, affiliates, predecessors, successors, assigns, estates, officers, directors, employees, attorneys, representatives, and agents (collectively, “Releasees” for purposes of this Agreement), for and from any and all manner of actions, causes of action, suits, debts, accounts, contracts, judgments, agreements, controversies, damages, claims, liabilities and demands of any kind or nature whatsoever, whether contractual, statutory, tort, or common law, whether in law or equity, whether or not now known, which were asserted or which could have been asserted in the above-referenced Action or otherwise arising from or relating to the Tax and PTO Claims.  This release is to be afforded the broadest possible interpretation and is expressly intended to release and does hereby release any and all claims whether tort, contract, statutory, or otherwise, that the Releasors now have or have had against the Releasees from the beginning of time through and including the Effective Date of this Agreement of July 20, 2012 relating to the transactions or occurrences asserted in the Action or otherwise relating to the Tax and PTO Claims.  By this release, the Rehabilitator is also prohibited from asserting any claims against any third or non-party relating to the same transactions or occurrences asserted in the Action including without limitation the Tax and PTO Claims.

4.             The Releasors represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action against the Releasees arising out of or relating to the subject matter of the above-referenced Action.

5.             PTAC, on behalf of itself, its Board of Directors, and any estates or successor entities of PTAC, hereby covenants not to bring any suit or action against PTNA or the Rehabilitator relating to the Tax and PTO Claims.  This covenant is made with the proviso that in the unlikely event that the IRS audits PTAC or the PTAC Consolidated Group in connection with the Tax Refund and requires repayment of all or part of the Tax Refund to the Federal Government, then PTAC reserves the right to make claim and institute any legal proceedings necessary to cause PTNA to repay to the Federal Government PTNA’s proportionate share of the Tax Refund that PTNA has received through this Agreement, treating for the avoidance of doubt, PTNA as having received $600,000 of Tax Refund monies upon its receipt of payment of the settlement sum described in paragraph 1 above.

6.             No recitals, terms, or provisions contained in this Agreement, including without limitation the release contained in paragraph 3 above, is intended to in any way affect or change the rights of any Party hereto in the separate rehabilitation proceeding entitled In Re: Penn Treaty Network America Insurance Company in Rehabilitation, and docketed at No. 1 PEN 2009.  The Parties expressly stipulate that this Agreement has no consequence or bearing, and shall not be argued to have any consequence or bearing, on this separate rehabilitation proceeding.

7.             This Agreement may not be changed, modified or altered except by an agreement in writing signed by all of the Parties.

8.             This Agreement represents the full and complete agreement of the Parties and no other agreements exist.

9.             Nothing contained in this Agreement shall constitute, or shall be argued to constitute, an admission of any fact, fault or liability by PTAC with respect to the Tax and PTO Claims or the transactions or occurrences asserted in the Action.

10.           Each Party has cooperated and participated in the drafting and preparation of this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any drafting Party is of no application and is hereby expressly waived.

11.           The Parties agree to cooperate in the execution of such documents and/or pleadings as are reasonably necessary and appropriate to the implementation of this Agreement, and to use their best efforts to perform all terms of this Agreement.

12.           This Agreement may be executed by each Party separately in counterparts, each of which shall be deemed an original, and exchanged via facsimile or e-mail as a PDF.

[Signatures on next page]

AND NOW, the Parties through their duly authorized representatives, and intending to be legally bound hereby, have entered into this Agreement as of the Effective Date of July 20, 2012.

For Penn Treaty Network America Insurance Company

Michael F. Consedine, Insurance Commissioner of the Commonwealth of Pennsylvania, in his official capacity as Rehabilitator of Penn Treaty Network America Insurance Company	Dated

For Penn Treaty American Corporation

Eugene Woznicki	Dated